Exhibit 10.8.3

MODIFICATION OF FORBEARANCE AGREEMENT

THIS MODIFICATION OF FORBEARANCE AGREEMENT dated as of June 4, 2002 (the “Agreement”) between Stratus Services Group, Inc. (“Stratus”) and Source One Personnel (together with its successors and assigns, hereinafter referred to as “Source One”).

WHEREAS, Stratus and Source One entered into a Forbearance Agreement dated as of January 24, 2002; and

WHEREAS, Stratus has failed to comply with the terms of the Forbearance Agreement; by failing to make the payments agreed to be made thereunder; and

WHEREAS, the parties now wish to modify such Forbearance Agreement subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing, and intending to be legally bound, the parties mutually agree as follows:

1.             Payments.

Stratus and Source One agree that the amount currently due and unpaid for principal and interest as of the date of this Agreement on Note 1 and Note 2 is $629,547.  Stratus agrees to pay $629,547 to Source One on or before June 30, 2002, which payment shall be applied against amounts due under Note 1 and Note 2 for outstanding principal and interest.

2.             Payments Note 3.

Source One is making an additional short-term loan of $200,000 to Stratus pursuant to a Promissory Note being executed of even date herewith known as “Note 3”.  Stratus will pay the entire $200,000 plus interest through June 30 2002 at the rate of seven percent (7%) per annum on or before June 30, 2002.  A copy of Note 3 is attached hereto as Exhibit A. Except as provided above, and subject to Source One’s agreement to reinstatement of Notes 1 and 2, Stratus will pay, when due, all other amounts due and owing under the Notes when due.

3.             Extension of the Forbearance Period.  In consideration of the foregoing, Source One will extend the Forbearance Period, as defined in the Forbearance Agreement, until June 30, 2002, subject to Status complying with all terms and conditions of the Forbearance Agreement as amended hereby.  Stratus acknowledges and agrees that upon the occurrence of an Event of Termination or failure to comply with any term or condition of this Modification of Forbearance Agreement, Source One shall have the right to immediately exercise its rights and remedies under the Documents, against Stratus, without further notice to Status or any opportunity to cure.  Stratus further acknowledges that Source One has already given notice of acceleration on the Notes and has no obligation to reinstate the Notes, but shall consider such in its reasonable discretion, upon compliance with the provisions of this Agreement.

4.             Representations and Warranties.  Stratus hereby restates and reaffirms the truth and accuracy of each of the Representations and Warranties set forth in Section 2 of the Forbearance Agreement as if restated and set forth at length herein except that subsection 2.6 is amended to state that the sale of Stratus’ engineering division to SEA Consulting Services Corporation has been completed and the required payment was not made by Stratus to Source One.

5.             Acknowledgment of Default.  Stratus hereby confirms and acknowledges that Defaults and Events of Default have occurred and have been declared under the Documents and the Forbearance Agreement and remain uncured and as a result, Source One has a right to immediately exercise all of its Remedies under the Documents without further notice or opportunity to cure by Stratus. Status further confirms and acknowledges that this Agreement does not cure the Defaults or Events of Default under the Documents and the Forbearance Agreement nor does this Agreement constitute a waiver of such Defaults or Events of Default by Source One and does not reinstate the Notes.  Notwithstanding the foregoing however, Source One has agreed to Forbear from exercising its rights and remedies under the Notes subject to strict compliance with the terms of this Modification of Forbearance Agreement. All amounts due to Source One under the Documents, the Forbearance Agreement and under Note 1, Note 2 and Note 3 are due and owing from Stratus without defenses to enforcement or rights of set-off all of which are hereby waived.  Notwithstanding the foregoing however, Stratus acknowledges that as a result of the Default under Notes 1 and 2, the Non-Compete/Non Solicitation Agreement dated July 27th, 2001 between Stratus and Source One is void and of no further effect.  As a result of such Default, Stratus’ right to enforce any covenants not-to-compete and covenants of non-solicitation of customers against all staff and temporary employees of Stratus, who were Source One employees prior to July 27, 2001 or who have become current Stratus employees working in the offices which were sold to Stratus as part of the Acquired Assets under the Asset Purchase Agreement, are waived by Stratus and such rights of enforcement are hereby assigned to Source One.  Further, as a result of the Defaults by Stratus, the restrictive covenants contained in the July 27, 2001 Employment Agreement between Stratus and James Radvany, specifically, paragraphs, 7, 8, 9 and 10 are void and without further effect. Notwithstanding the foregoing, Source One agrees that neither Source One, Jim Radvany nor any Source One employees will actually begin to compete with Stratus so long as no Event of Termination has occurred and Stratus is not in default under any of the terms of the Forbearance Agreement or this Modification of Forbearance Agreement.

6.             The payments due hereunder under Notes 1, 2  and Note 3, totaling $829,547, plus interest on Note 3 shall be and are hereby being personally guaranteed by Joseph J. Raymond, Sr. in the form of a guaranty attached hereto as Exhibit B.

7.             Status represents and acknowledges that it is not in default under its loan obligations or facilities with Capital TempFunds, Inc., it has no notice of any such default and no event has occurred which by notice and or the passage of time shall constitute an event of default under Stratus’ loan facilities with Capital TempFunds.  Status acknowledges and agrees that the occurrence of an event of default or notice of default from Capital TempFunds shall constitute an Event of Termination under this Forbearance Agreement.

8.             Release of Source One.  Stratus acknowledges and confirms that it has no offsets, defenses or claims against Source One or any of its officers, agents, directors or employees whether asserted or unasserted with respect to the Notes. To the extent that it may have such offsets, defenses or claims, with respect to the Notes only, Stratus and each of their respective successors, assigns, parents, subsidiaries, affiliates, predecessors, employees, agents, heirs, executors, as applicable, jointly and severally, release and forever discharge Source One, its subsidiaries, affiliates, officers, directors, employees, agents, attorneys, successors and assigns, both present and former (collectively “Source One”) of and from any and all manner of action and actions, cause and causes of action, suits, debts, controversies, damages, judgments, executions, claims and demands whatsoever, asserted or unasserted, in law or in equity against Source One, with respect to the Notes only, which they ever had, now have or which Stratus or its successors, assigns, parents, subsidiaries, affiliates, predecessors, employees, agents, heirs, executors, as applicable, both present and former ever had or now has, upon or by reason of any manner, cause, causes or thing whatsoever, including, without limitation, any presently existing claim or defense whether or not presently suspected, contemplated or anticipated.  Accordingly, Stratus agrees that it shall not raise any defenses to the enforcement of the Notes by way of Counterclaim in any action by Source One to enforce the Notes, and all of such defenses, whether known or unknown at this time are hereby waived.

9.             The Forbearance Agreement shall remain in full force and effect without modification, except as specifically modified in this Amendment.

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IN WITNESS WHEREOF, Stratus and Source One agree to the terms of this Agreement and acknowledge receipt of a true copy of this Agreement.

ATTEST:	STRATUS SERVICES GROUP, INC.

/s/ Lorraine C. Gallagher	By:	/s/ Joseph J. Raymond
	Name:	Joseph J. Raymond
	Title:	President and CEO

SOURCE ONE PERSONNEL, INC.

	By:	/s/ James Radvany
	Name:	James Radvany
	Title:	President

PROMISSORY NOTE

U.S. $200,000	June 4, 2002
Manalapan, NJ

FOR VALUE RECEIVED, STRATUS SERVICES GROUP, INC., a Delaware corporation (hereinafter referred to as the “Maker”) promises to pay to the order of SOURCE ONE PERSONNEL, INC., a New Jersey corporation (hereinafter referred to as the “Lender”) at 4 Princess Road, Suite 201, Lawrenceville, New Jersey 08648, or at such address as Lender may designate from time to time, the principal sum of Two Hundred Thousand and 00/100 Dollars ($200,000), together with interest thereon at the rate of seven percent (7%) annually, both principal and interest being due and payable in full on June 30, 2002.

Payments of the amounts due hereunder shall be made in lawful money of the United States which shall be legal tender in payment of all debts, public and private, at the time of payment.

Maker will be in default under this Note if it fails to make payment in full by June 30 2002.

Upon any default under this Note, the unpaid principal shall, at the option of the Lender, become immediately due and payable and interest will immediately accrue, at an annual rate equal to the lesser of eighteen percent (18%) or the maximum rate of interest permitted by applicable law.  Failure to exercise this right to accelerate the amounts due, shall not constitute a waiver of Lender’s right to exercise the same in the event of any subsequent default. Any property of the Maker or of any endorser held by the Lender hereof may be applied by the Lender to any sums due and unpaid pursuant to this Note.

As to this Note and any other instruments securing the indebtedness, the Maker waives all notice of acceleration, presentment, protest and demand, dishonor and non-payment of this Note, and expressly agree that the maturity of this Note, or any payment hereunder, may be extended from time to time without in any way affecting the liability of the Maker and all guarantors and endorsers.

Should it become necessary to collect this Note through an attorney, the Maker and any surety, endorser or guarantor of this Note hereby agree to pay all costs and expenses of collection, including reasonable attorneys’ fees and any attorneys’ fees incurred in appellate, bankruptcy or post-judgment proceedings.

This Note shall be governed by and construed in accordance with the laws of the State of New Jersey.  The Maker agrees to submit to the jurisdiction of any court which Lender may select in Mercer County, New Jersey to enforce the terms of this Note.

The Maker acknowledges and agrees that this Note has been signed and delivered in exchange for valuable consideration.

This Note shall be personally guaranteed by Joseph J. Raymond, Sr.  A form of guarantee is attached hereto as Exhibit A.

This Note is also being executed simultaneously with a certain Modification of Forbearance Agreement dated as of even date herewith.  To the extent applicable to this additional $200,000 loan by Lender, the terms of such Modification Agreement are incorporated herein by reference.

This Note may be prepaid in whole or in part at any time prior to the Maturity Date without penalty.

This Note may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

The term “Maker” as used herein in every instance shall include the heirs, executors, administrators, successors, legal representatives and assigns of Maker.

This Note is subject to the terms of a certain Subordination Agreement with Capital TempFunds, Inc. dated as of July 27, 2001

STRATUS SERVICES GROUP, INC.
Attest:

/s/ Lorraine C. Gallagher	By:	/s/ Joseph J. Raymond
Joseph J. Raymond, President and CEO

PERSONAL GUARANTY

The undersigned (“Guarantor”), in consideration for and as an inducement to Source One Personnel, Inc. (“Source One”) to enter into a certain Promissory Note for the principal amount of $200,000 of even date herewith (“Note 3”) whereby Source One is Lender and Stratus Services Group, Inc. (“Stratus”) is Borrower and pursuant to the terms of a certain Modification of Forbearance Agreement of even date herewith between Source One and Stratus,(attached as Exhibit A”), that Guarantor does hereby absolutely and unconditionally personally guaranty to Source One, its successors and assigns, the full payment and performance of Stratus of all the terms and conditions imposed upon Stratus in Note 3, together with the payment of $629,547 due by Stratus to Source One by June 30, 2002, pursuant to the terms of the Modification of Forbearance Agreement, constituting monies due and past due under Note 1 and Note 2 through June 30, 2002, along with the monies due under Note 3, totaling $829,547.  Guarantor is not guarantying payment of any amount in excess of such $829,547 (the “Guaranteed Sum”), except for interest due under Note 3, costs of collection of Note 3 and costs of collection of this Guaranty, including attorneys fees. (Notes 1, 2 and 3 are referred to herein as the “Notes”).

Except as set forth below, Guarantor hereby expressly waives any notice of nonpayment, nonperformance, nonobservance, or default, notice of protest and protest of the Note on the part of Stratus. Guarantor further covenants and agrees that this Guaranty shall remain and continue in full force and effect as to any further modification of the Forbearance Agreement and during the extension of the term of the Forbearance Agreement.

Guarantor agrees to pay all costs incurred by Source One in enforcing this Guaranty, including reasonable attorneys’ fees.

In the event Guarantor fails to perform the obligations herein and to promptly comply with a demand by Source One for payment and performance of the Notes and the Guaranteed Sum, with such default continuing for a period of ten (10) days after written notice to Guarantor of such default, Source One shall immediately have all available rights and remedies in law and in equity against Guarantor.

Guarantor acknowledges and agrees that this is not  a Guaranty of Collection. It is a primary obligation to Source One.  Liability on this Guaranty shall not be conditional or contingent upon the pursuance by Source One or anyone else of whatever remedies it may have against Stratus nor shall Source One be required to exhaust, or in any other way look for the security that Source One now has or that Source One may obtain or acquire in the future. Source One shall not be obligated or required to pursue any remedies it may have against Stratus, prior to pursuing any remedy against Guarantor.  Not in limitation of the generality of the foregoing, the liability of Guarantor hereunder shall remain effective and enforceable even though Stratus’s liability under the Notes or Loan Documents may be unenforceable or even though recovery against Stratus may be barred by a statute of limitations, bankruptcy or otherwise.  Guarantor waives any defense arising by reason of any cause whatsoever, of the liability of Stratus.  This Guaranty shall continue in full force and effect, notwithstanding any insolvency or bankruptcy of Stratus.

Guarantor acknowledges that the granting of the loan evidenced by Note 3 to Stratus will result in material benefits to Guarantor.

Guarantor represents that the personal financial statement submitted to Source One, dated June 3, 2002 is true and accurate in all material respects.

This Guaranty shall be interpreted according to the laws of the State of New Jersey.  Guarantor agrees to submit to the jurisdiction of the courts of Mercer County, New Jersey to enforce the terms of this Guaranty.

IN WITNESS WHEREOF, the undersigned have caused this Guaranty to be executed as of the day, month and year first above written.

WITNESS:		GUARANTOR:

/s/ Lorraine C. Gallagher		/s/ Joseph J. Raymond
Joseph J. Raymond, Sr.
Dated:	June 4, 2002